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                                        UNITED STATES
                              SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D.C.  20549

                                    -------------------

                                        FORM 8-A/A

                       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                             PURSUANT TO SECTION 12(b) or 12(g) OF
                              THE SECURITIES EXCHANGE ACT OF 1934

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                                        LIQUOR.COM, INC.
                    (Exact name of registrant as specified in its charter)


                          Delaware                     36-3903894
                  (State of incorporation          (I.R.S. Employer
                      or organization)            Identification No.)


      4205 W. Irving Park Road, Chicago, Illinois        60641
       (Address of principal executive offices)       (Zip Code)


                   (773)-427-8620
            (Issuer's telephone number)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-34730

Securities to be registered pursuant to Section 12(b) of the Act:

                                        None
                                  (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:

 Title of each class to be registered:      Name of each exchange on which each
                                            class is to be registered:
Common Stock, $0.00001 par value                  Nasdaq National Market

Redeemable Common Stock Purchase Warrants         Nasdaq National Market



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     This Form 8-A/A amends the Form 8-A previously filed on July 10, 2000 to seek registration of the securities in question under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") rather than Section 12(b) under the Exchange Act.

ITEM 1.DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The securities to be registered are shares of common stock, par value $.00001 per share ("Common Stock"), of Liquor.com, Inc. ("Registrant") and redeemable common stock purchase warrants ("Warrants"), each exercisable to purchase one share of Common Stock at an exercise price equal to 120% of the initial public offering price of the Common Stock. The Common Stock and Warrants will trade as separate securities immediately upon issuance. A description of the Common Stock and the Warrants is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-34730) as amended, which has been filed by the Registrant with the Securities and Exchange Commission on April 13, 2000, as amended on June 26, 2000 , and as may be further amended at the time the registration statement is declared effective. A description of the Common Stock and Warrants also will be included in a form of prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933. Such prospectus and description is incorporated by reference herein.

ITEM 2.EXHIBITS.

EXHIBIT NO.  DESCRIPTION
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1.1    Certificate of Incorporation, and an amendment thereto, of the
    Registrant (incorporated by reference to Exhibits 3.1 and 3.2 to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-34730) filed with the Commission on April 13, 2000).

1.2 Bylaws for the Registrant (incorporated by reference to Exhibit 3.6 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-34730), filed with the Commission on April 13, 2000).

1.3    Form of Common Stock Certificate (incorporated by reference to Exhibit
    4.1 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-34730), filed with the Commission on June 26, 2000).

1.4    Form of Common Stock Purchase Warrant (incorporated by reference to
    Exhibit 4.3 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-34730), filed with the Commission on June 26, 2000).

1.5 Form of Warrant Agreement (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-34370) filed with the Commission on June 26, 2000).

1.6 Investors' Rights Agreement between Liquor.com and holders of shares of Liquor.com, Inc.'s Series A Preferred Stock (incorporated by reference to Exhibit 10.7 to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-34370) filed with the Commission on April 13, 2000).


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                                         SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  LIQUOR.COM, INC.
                                  a Delaware corporation (Registrant)



                                  By: -----------------------------
                                      Barry L. Grieff
                                  Title: Chief Executive Officer and Director


Dated: July 17, 2000